Exhibit 10.1

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

AMENDED SCHEDULE 4.2(a)(1) TO FIRST AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

DESIGNATION OF

7.75% SERIES A CUMULATIVE REDEEMABLE PREFERRED UNITS

Gladstone Commercial Limited Partnership, a Delaware limited partnership (the “Partnership”) hereby amends Schedule 4.2(a)(1) (the “Original Schedule”) to the First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement) as follows:

(a)	Section (i) is replaced with the following language:

Reclassification. A series of Preferred Units, designated the “7.75% Series A Cumulative Redeemable Preferred Units” (the “Series A Preferred Units”), is hereby established. 1,450,000 designated but unissued units of Senior Common Units of the Partnership is hereby reclassified and designated as the Series A Preferred Units in addition to 1,150,000 previously designated units. The number of Series A Preferred Units shall be 2,600,000 with all preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set forth in the Original Schedule and the Partnership Agreement.

(b)	This amendment has been approved by the GCLP Business Trust II, a Massachusetts business trust, and General Partner of the Partnership pursuant to the Partnership Agreement.